TRUEBLUE REPORTS 2016 SECOND QUARTER RESULTS

TACOMA, WA-July 20, 2016--TrueBlue, Inc. (NYSE:TBI) announced today that revenue for the second quarter of 2016 was $673 million, an increase of seven percent, compared to revenue of $628 million for the second quarter of 2015. Net loss for the second quarter was $64 million or $1.53 per diluted share, compared to net income of $17 million or $0.42 per diluted share for the second quarter of 2015. Adjusted net income* for both the second quarter of 2016 and the second quarter of 2015 was $21 million or $0.51 per diluted shares. Adjusted EBITDA* for both the second quarter of 2016 and the second quarter of 2015 was $37 million.

Included in the results for the second quarter is a non-cash goodwill and intangible charge of $99 million which is equivalent to $80 million after tax or $1.91 per diluted share. The impairment was primarily driven by a change in the scope of services with our largest customer as reported by TrueBlue in April 2016 and other changes in outlook reflecting recent economic and industry conditions.

“Although we reported a net loss in the quarter due to the impairment, adjusted EBITDA results exceeded our expectation,” TrueBlue CEO Steve Cooper said. “Revenue trends have been mixed this year, but we have managed our costs and are pleased with how our teams have continued to improve the spread between our bill rates and pay rates. We are taking the right steps to preserve our profit margin and continue producing long-term growth for shareholders.”

The company also shared it outlook for the third quarter of 2016:

•	Revenue of $717 million to $733 million

•	Net income of $24 million to $26 million ($31 million to $33 million on an adjusted basis)

•	Net income per diluted share of $0.57 to $0.62 ($0.73 to $0.78 on an adjusted basis)

•	Adjusted EBITDA of $51 million to $54 million

Management will discuss second quarter 2016 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Wednesday, July 20. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

*See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

About TrueBlue:
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions including staffing, large-volume on-site workforce management, and recruitment process outsourcing to fill full-time positions. Based in Tacoma, Wash., TrueBlue serves clients globally and connects as many as 840,000 people to work each year in a wide variety of industries. Learn more at www.trueblue.com

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 25, 2015. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended				26 Weeks Ended
	June 24, 2016		June 26, 2015		June 24, 2016		June 26, 2015
Revenue from services	$672,612		$627,714		$1,318,592		$1,201,029
Cost of services	502,688		475,748		998,156		919,227
Gross profit	169,924		151,966		320,436		281,802
Selling, general and administrative expenses	135,787		117,859		266,411		229,452
Depreciation and amortization	11,694		10,397		22,983		20,917
Goodwill and intangible asset impairment charges (1)	99,269		—		99,269		—
Income (loss) from operations	(76,826)	—	23,710	—	(68,227)	—	31,433
Interest and other expense, net	(887)		(202)		(1,906)		(736)
Income (loss) before tax expense	(77,713)		23,508		(70,133)		30,697
Income tax expense (benefit)	(13,978)		6,235		(13,366)		7,708
Net income (loss)	$(63,735)		$17,273		$(56,767)		$22,989

Net income (loss) per common share:
Basic	$(1.53)		$0.42		$(1.36)		$0.56
Diluted	$(1.53)		$0.42		$(1.36)		$0.55

Weighted average shares outstanding:
Basic	41,688		41,240		41,595		41,135
Diluted	41,688		41,475		41,595		41,472

(1)
The goodwill and intangible asset impairment charges for the thirteen weeks ended June 24, 2016, relate to our Staff Management | SMX, Hrx, and PlaneTechs reporting units. The impairment charge of $99 million is equivalent to $80 million after tax or $1.91 per diluted share.

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	13 Weeks Ended				26 Weeks Ended
	June 24, 2016		June 26, 2015		June 24, 2016		June 26, 2015
Revenue from services
Staffing Services	$625,660		$601,103		$1,228,113		$1,150,815
Managed Services	46,952		26,611		90,479		50,214
Total Company	672,612		627,714		1,318,592		1,201,029

Adjusted EBITDA (1)
Staffing Services	$34,998		$39,299		$54,680	—	$63,858
Managed Services	12,234		4,326		21,064		7,804
	47,232		43,625		75,744		71,662
Corporate unallocated	(10,425)		(6,422)		(17,512)		(14,730)
Adjusted EBITDA	36,807		37,203		58,232		56,932
WOTC processing fees (2)	(351)		(465)		(828)		(795)
Acquisition and integration costs (3)	(2,319)		(2,631)		(3,379)		(3,787)
Goodwill and intangible impairment charges (4)	(99,269)		—		(99,269)		—
EBITDA	(65,132)		34,107		(45,244)		52,350

Depreciation and amortization	11,694		10,397		22,983		20,917
Interest expense, net	887		202	—	1,906	—	736
Income (loss) before tax expense	(77,713)	—	23,508	—	(70,133)	—	30,697
Income tax expense (benefit)	(13,978)		6,235		(13,366)		7,708
Net income (loss)	$(63,735)		$17,273		$(56,767)		$22,989

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization, and goodwill and intangible asset impairment charges from net income. Adjusted EBITDA further excludes from EBITDA costs related to acquisition and integration, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to evaluate performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(3)
For the quarter ended June 24, 2016, acquisition and integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. For the quarter ended June 26, 2015, these costs related to the acquisition of Seaton, which was completed on June 30, 2014.

(4)
The goodwill and intangible asset impairment charges for the thirteen weeks ended June 24, 2016, relate to our Staff Management | SMX, Hrx, and PlaneTechs reporting units. The impairment charge of $99 million is equivalent to $80 million after tax or $1.91 per diluted share.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 24, 2016	December 25, 2015
Assets
Current assets:
Cash and cash equivalents	$21,772	$29,781
Accounts receivable, net	353,367	461,476
Other current assets	37,077	51,708
Total current assets	412,216	542,965
Property and equipment, net	60,315	57,530
Restricted cash and investments	204,354	188,412
Goodwill and intangible assets, net	367,510	422,354
Other assets, net	53,362	48,181
Total assets	$1,097,757	$1,259,442

Liabilities and shareholders' equity
Current liabilities	$236,658	$227,976
Long-term debt, less current portion	148,078	243,397
Other long-term liabilities	227,372	252,496
Total liabilities	612,108	723,869
Shareholders' equity	485,649	535,573
Total liabilities and shareholders' equity	$1,097,757	$1,259,442

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twenty-six weeks ended
	June 24, 2016	June 26, 2015
Cash flows from operating activities:
Net income (loss)	$(56,767)	$22,989
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	22,983	20,917
Goodwill and intangible asset impairment charges	99,269	—
Provision for doubtful accounts	4,221	3,976
Stock-based compensation	6,042	5,769
Deferred income taxes	(21,404)	(1,537)
Accretion on contingent consideration	1,000	—
Other operating activities	1,264	678
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	116,112	31,906
Income tax receivable	11,238	5,035
Other assets	425	1,474
Accounts payable and other accrued expenses	754	5,919
Accrued wages and benefits	(10,897)	2,603
Workers’ compensation claims reserve	7,838	4,463
Other liabilities	2,258	2,506
Net cash provided by operating activities	184,336	106,698

Cash flows from investing activities:
Capital expenditures	(11,430)	(7,459)
Acquisition of business	(71,863)	—
Maturities of marketable securities	—	1,500
Change in restricted cash, cash equivalents and investments	(1,265)	8,227
Purchases of restricted investments	(21,076)	(12,959)
Maturities of restricted investments	8,416	7,504
Net cash used in investing activities	(97,218)	(3,187)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	840	837
Common stock repurchases for taxes upon vesting of restricted stock	(2,321)	(3,183)
Net change in revolving credit facility	(94,186)	(98,500)
Payments on debt	(1,133)	(1,133)
Other	25	961
Net cash used in financing activities	(96,775)	(101,018)
Effect of exchange rates on cash	1,648	(871)
Net change in cash and cash equivalents	(8,009)	1,622
CASH AND CASH EQUIVALENTS, beginning of period	29,781	19,666
CASH AND CASH EQUIVALENTS, end of period	$21,772	$21,288

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME TO ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME (LOSS) PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

				Guidance *
	13 Weeks Ended			13 Weeks Ended
	June 24, 2016		June 26, 2015	September 23, 2016
GAAP net income (loss)	$(63,735)		$17,273	$ 24,000 to $ 26,000
Acquisition and integration costs (4)	2,319		2,631	2,700
Amortization of intangible assets of acquired businesses (6)	7,112		4,575	6,800
Goodwill and intangible asset impairment charges (3)	99,269		—
Work Opportunity Tax Credit processing fees (5)	351		465	500
Tax effect of adjustments to GAAP net income (loss) (7)	(34,896)		(2,455)	(3,200)
Adjust income taxes to a normalized effective tax rate (8)	10,890		(1,288)
Adjusted net income (2)	21,310	—	21,201	30,700 to 32,700
Depreciation, excluding amortization of intangible assets of acquired businesses	4,982		5,822	5,300
Interest expense, net	487		202	500
Acquisition and integration costs (4)	(2,319)		(2,631)	(2,700)
Goodwill and intangible asset impairment charges (3)	(99,269)	—	—
Work Opportunity Tax Credit processing fees (5)	(351)	—	(465)	(500)
Excluding tax effect of adjustments to GAAP net income (loss) (7)	34,896	—	2,455	3,200
Excluding adjustment to income taxes to a normalized effective tax rate (8)	(10,890)	—	1,288
Income tax expense (benefit)	(13,978)		6,235	11,300 to 12,200
EBITDA (1)	(65,132)	—	34,107	47,900 to 50,900
Goodwill and intangible asset impairment charges (3)	99,269		—	—
Acquisition and integration costs (4)	2,319		2,631	2,700
Work Opportunity Tax Credit processing fees (5)	351		465	500
Adjusted EBITDA (1)	$36,807	—	$37,203	$ 51,000 to $ 54,000

GAAP net income (loss) per diluted share	$(1.53)		$0.42	$0.57 to $0.62
Goodwill and intangible asset impairment charges (3)	2.38		—	—
Acquisition and integration costs (4)	0.06		0.06	0.06
Work Opportunity Tax Credit processing fees (5)	0.01		0.01	0.01
Amortization of intangible assets of acquired businesses (6)	0.17		0.11	0.16
Tax effect of adjustments to GAAP net income (loss) (7)	(0.84)		(0.06)	(0.08)
Adjust income taxes to a normalized effective tax rate (8)	0.26		(0.03)
Adjusted net income per diluted share (9)	$0.51		$0.51	$ 0.73 to $ 0.78

Diluted weighted average shares outstanding	41,688		41,475	41,791
* Figures may not sum due to rounding

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization, and goodwill and intangible asset impairment charges from net income. Adjusted EBITDA further excludes from EBITDA costs related to acquisition and integration, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to evaluate performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Adjusted net income is a non-GAAP financial measure which excludes from Net income (loss) the costs related to acquisition and integration, amortization of intangible assets of acquired businesses, accretion expense related to acquisition earn-out, goodwill and intangible asset impairment charges, and Work Opportunity Tax Credit third-party processing fees, tax effect of each adjustment to GAAP net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income should not be considered a measure of financial performance in isolation or as an alternative to net income (loss) in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(3)
The goodwill and intangible asset impairment charges for the thirteen weeks ended June 24, 2016, relate to our Staff Management | SMX, Hrx, and PlaneTechs reporting units. The impairment charge of $99 million is equivalent to $80 million after tax or $1.91 per diluted share.

(4)
For the quarter ended June 24, 2016, acquisition and integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016. For the quarter ended June 26, 2015, these costs related to the acquisition of Seaton, which was completed on June 30, 2014.

(5)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(6)	Amortization of intangible assets of acquired businesses as well as accretion expense related to acquisition earn-out.

(7)	Total tax effect of each of the adjustments to GAAP net income (loss) per diluted share using the ongoing rate of 32%.

(8)	Adjusts the effective income tax rate to the expected, ongoing rate of 32%.

(9)
Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income (loss) on a per diluted share basis costs related to goodwill and intangible asset impairment charges, acquisition and integration, Work Opportunity Tax Credit third-party processing fees, amortization of intangibles of acquired businesses, accretion expense related to acquisition earn-out, tax effect of each adjustment to GAAP net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income per diluted share is a key measure used by management to evaluate performance and communicate comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.